                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
T-NETIX, Inc.

We consent to the incorporation by reference in T-NETIX, Inc.'s registration statement on Form S-8 dated December 30, 1999, of our report dated February 28, 1999, relating to the balance sheets of Cell-Tel Monitoring, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the three years ended December 31, 1998, which report appears in the Amended Current Report on Form 8-K/A of T-NETIX, Inc. filed on March 15, 1999.


/s/ Dempsey & Russell, P.C.

December 29, 1999